NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Announces Board and Advisory Board Appointments

Corpus Christi, TX, June 7, 2012 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to announce the appointment of Katharine Armstrong to the Company's Board of Directors (the "Board") effective June 1, 2012. In addition, the Company announces that Erik Essiger has resigned from the Board, having served as a member since 2006, and will now serve as a member of the Company's Advisory Board and as a consultant.

Ms. Armstrong is a fifth-generation Texan raised on her family's South Texas cattle ranch. She is the past Chairman of the Texas Parks and Wildlife Commission and is very active in land stewardship initiatives across Texas and the U.S.

Amir Adnani, CEO and President, stated: "We are pleased to welcome Katharine to the Board.  She has served on the Company's Advisory Board for the last 2-1/2 years, and her appointment to the Board enables us to draw further upon her business expertise and leadership in environmental stewardship.  The Company is grateful to Erik for having served as a valuable member of the UEC Board.  Moving forward, his responsibilities are increasing in many respects, and we are pleased to continue to access his expertise and relationships in Europe and the Middle East."

In accepting the appointment to the Board, Ms. Armstrong said, "I'm honored to join UEC as a Board member and look forward to assisting in directing the Company's growth as a leader in the uranium industry. The Company's impressive operations and development properties, coupled with the significant management and technical team, are providing the means to continue our growth. I look forward to helping guide the Company's path for success."

Ms. Armstrong serves as Co-Chair of the South Texas Native Restoration Project at Texas A&M Kingsville and as Chair of the Armstrong Center for Energy and the Environment at the Texas Public Policy Foundation. She is also a director of the Texas Wildlife Association, the Texas and Southwestern Cattle Raisers Association and the Texas Wildlife Association.

Ms. Armstrong currently serves as a director and the Chair of the compensation committee of SJW Corp., the NYSE-listed parent company of San Jose Water Company and Texas Water Alliance Limited. She also currently serves on the Advisory Board of the Harte Research Institute for Gulf of Mexico Studies at Texas A&M Corpus Christi. She is also a Founding Director of Taking Care of Texas, a statewide non-profit organization that promotes the mutual benefits of economics and conservation. She is an outdoors enthusiast and the mother of three children.

About Uranium Energy Corp.

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.